Exhibit 1.1
Energy Transfer Partners, L.P.
7,750,000 Common Units1
Representing Limited Partner Interests
Underwriting Agreement
Houston, Texas
July 15, 2008
To the Representatives
named in Schedule I
hereto of the several
Underwriters named in
Schedule II hereto
Ladies and Gentlemen:
          Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of units representing limited partner interests in the Partnership (“Units”), set forth in Schedule I hereto (the “Securities”) (said Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Securities”). The Partnership also proposes to grant to the Underwriters an option to purchase up to the number of additional Units set forth in Schedule I hereto to cover over allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

[1]	Plus an option to purchase from the Partnership, up to 1,162,500 additional Option Securities to cover over-allotments.

     (a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) (i) The Disclosure Package and the price to the public, number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) At the Execution Time, the Partnership has an authorized and outstanding equity capitalization as set forth in the sections of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, and the Final Prospectus entitled “Capitalization” and “Description of units” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Closing Date and any settlement date, as the case may be, the Partnership shall have an authorized and outstanding equity capitalization as set forth in the sections of the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” and “Description of units” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus) (subject, in each case, to the issuance of Units upon exercise of unit options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus, and the Final Prospectus, the grant of options or other equity awards under existing unit option plans described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus and the issuance of Units upon exercise of the Underwriters option to purchase additional Units); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC are required for the offering and sale of the Securities; the Certificate of Limited Partnership of the Partnership and the Agreement of Limited Partnership of the Partnership, as amended by Amendment Nos. 1 through 12 thereto (the “Partnership Agreement”), each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and are in full force and effect; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).
     (h) Each of the ETP Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all partnership or limited liability company power and authority necessary, in the case of the Partnership, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any.
     (i) Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries (as defined below), taken as a whole; or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Securities; (iii) subject the limited partners of the

Partnership to any material liability or disability or (iv) result in the delisting of Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of the ETP Entities, the applicable jurisdictions are set forth on Schedule III hereto.
     (j) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
     (k) The limited partners of the Partnership existing immediately prior to the time of purchase will own 142,830,540 Units (the “Existing Units”), representing an approximate 98% limited partner interest in the Partnership, 62,500,797 Units of which are owned by Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) free and clear of all Liens, other than Liens arising under the $500 million credit agreement by and among ETE, Wachovia Bank, National Association (as administrative agent) and the other lenders party thereto (the “ETE Credit Agreement”).
     (l) All of the Existing Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and (ii) Sections 17-303 and 17-607 of the Delaware LP Act).
     (m) ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens under the ETE Credit Agreement.
     (n) (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-

assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens arising under the ETE Credit Agreement.
     (o) The Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Schedule VI hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to you, and, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule IV is a listing of all material Subsidiaries of the Partnership.
     (p) As of the Closing Date or any settlement date, the Securities to be sold by the Partnership pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
     (q) The Units, including the Securities, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any; and the certificates, if any, for the Offered Units are in due and proper form.
     (r) This Agreement has been duly authorized and executed and validly delivered by the Partnership.
     (s) None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Securities or (iii) the consummation of the transactions contemplated hereby and thereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II) above, that would not have, individually or in the aggregate, a Material Adverse Effect.
     (t) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETP Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership, is required in connection with the offering, issuance or sale of the Securities or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.

     (u) Except as described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer, issuance and sale of the Securities; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Units or other equity interests in the Partnership, or to include any such Units or other interests in the Registration Statement or the offering and sale of the Securities, that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETP Entities.
     (v) The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETP Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (w) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, and the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus (i) under the headings “Risk Factors,” “Description of Units,” “Cash Distribution Policy,” “Material Income Tax Considerations” and “Material Tax Considerations,” (ii) in the Partnership’s Annual Report on Form 10-K for the year ended August 31, 2007 under the captions “Business – Natural Gas Operations Segment – Regulation,” “Business – Government Regulation and Environmental Matters” and “Legal Proceedings” and (iii) incorporated by reference to our reports filed pursuant to the Exchange Act (in both cases, including any similar information, if any, contained in any Issuer Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (x) Except as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
     (y) Grant Thornton LLP, who has audited (i) the consolidated financial statements of the Partnership as of August 31, 2007 and 2006 and for each of the years in the three-year period ended August 31, 2007; (ii) the consolidated balance sheet of the General Partner as of August 31, 2007; (iii) the consolidated balance sheet of ETP LLC as of August 31, 2007, (iv) the consolidated financial statements of the Partnership as of December 31, 2007 and for the four-month period from September 1, 2007 to December 31, 2007; (v) the consolidated balance sheet of the General Partner as of December 31, 2007; and (vi) the consolidated balance sheet of ETP LLC as of December 31, 2007, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (z) The financial statements incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; and the other financial and statistical data set forth in or incorporated by reference into the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership.
     (aa) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
     (bb) The Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of ETP LLC’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Units named in Exhibit A-1 hereto.
     (cc) Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Securities, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (dd) The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any.

     (ee) The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
     (ff) No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
     (gg) Except as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
     (hh) All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ii) The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
     (jj) None of the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (kk) Except as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, none of the ETP Entities or the Partnership or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (ll) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (mm) The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls, and (iii) all material weaknesses, if any, in internal controls have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, the Subsidiaries and the directors and officers of ETP LLC are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
     (nn) On or after July 30, 2002, none of the ETP Entities has directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of ETP LLC, or to or for any family member or affiliate of any director or executive officer of ETP LLC; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of ETP LLC, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (oo) Each “forward-looking statement” contained or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.

     (pp) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (qq) Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
     (rr) Immediately after the issuance and sale of the Securities as contemplated hereby, no preferred securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Securities as contemplated hereby will not cause any holder of Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.
     (ss) The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Units on the NYSE.
     (tt) Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or by the Registration Statement, the Base Prospectus or the Final Prospectus.
     (uu) None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
     (vv) To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus.
     (ww) The Partnership has not distributed and will not distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Securities, any prospectus (as defined under the Act) in connection with the offering and sale of the Securities other than the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Issuer Free Writing Prospectuses, if any, or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.
     (xx) The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
     (yy) None of the ETP Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETP Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETP Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (zz) None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of ETP LLC and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Securities (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Securities occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Partnership agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) prior to termination of the offering of the Securities, of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) prior to termination of the offering of the Securities, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly,

agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule V hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (h) The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units or any securities convertible into, or exercisable, or exchangeable for, Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto (the “Lock-up Period”), provided, however, that the Partnership may issue and sell Units upon the exercise of options or warrants, or the conversion of other securities, disclosed as outstanding as of the Execution Time and may issue or register restricted units, employee options or other equity awards not exercisable during the Lock-up Period pursuant to the Amended and Restated 2004 Unit Plan described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus.
     (i) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
     (j) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership or ETP LLC made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P. counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriters, in the form set forth in Exhibit B hereto.
     (c) The Partnership shall have furnished to the Representatives an opinion of Thomas P. Mason, General Counsel and Secretary of ETP LLC, addressed to the Underwriters, and dated the Closing Date or any settlement date, as the case may be, in the form set forth in Exhibit C hereto.

     (d) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Partnership shall have furnished to the Representatives a certificate of ETP LLC, signed by the Chief Executive Officer and the Chief Financial Officer, dated the Closing Date or any settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date or any settlement date, as the case may be, with the same effect as if made on the Closing Date or any settlement date, as the case may be, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any settlement date as the case may be;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (f) The Partnership shall have requested and caused Grant Thornton LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date or any settlement date, as the case may be, letters addressed, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date or any settlement date as the case may be, in form and substance satisfactory to the Representatives, which letters shall, (i) confirm that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) state, as of the date of such letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of such letters), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or material decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) The Partnership shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as the Representatives may reasonably request.
     (j) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the Partnership shall have furnished to the Representatives each of the signed Lock-Up Agreements referred to in Section 1(bb) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Execution Time, the Closing Date and the settlement date, as the case may be.
     (l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transaction contemplated hereby.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution.
     (a) The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the officers of ETP LLC and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, Fax: (212) 816-7912; Credit Suisse Securities (USA) LLC, 11 Madison

Avenue, New York, NY 10010, Attention: LCD-IBD (Fax: 212-325-4296); Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133); and Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (832) 668-1127 and confirmed to it at (832) 668-1210, attention of the Legal Department.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No fiduciary duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule V hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
          “ETP Entities” shall mean, collectively, the Partnership, the General Partner and ETP LLC.
          “ETP LLC” shall mean Energy Transfer Partners, L.L.C., a Delaware limited liability company and general partner of the General Partner.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “General Partner” shall mean Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
          “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the several Underwriters.

Very truly yours,

Energy Transfer Partners, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Martin Salinas

Name:	Martin Salinas
Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Michael J. Casey

Name:	Michael J. Casey
Title:	Vice President

Credit Suisse Securities (USA) LLC

By:	/s/ Lee F. Mallett

Name:	Lee F. Mallett
Title:	Managing Director

Lehman Brothers Inc.

By:	/s/ Victoria Hale

Name:	Victoria Hale
Title:	Vice President

Wachovia Capital Markets, LLC

By:	/s/ David Herman

Name:	David Herman
Title:	Director
For themselves and the other several Underwriters, named in Schedule II to the foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated July 15, 2008
Registration Statement No. 333-147990
Representative(s): Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.
Title, Purchase Price and Description of Securities:
     Title: Common Units representing limited partnership interests
     Number of Underwritten Securities to be sold by the Partnership: 7,750,000
     Number of Option Securities to be sold by the Partnership: 1,162,500
     Price per Unit to Public (include accrued distributions, if any): $39.45
     Price per Unit to the Underwriters – total: $37.872
     Other provisions:
Closing Date, Time and Location: July 21, 2008 at 10:00 a.m. at the offices of Vinson Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002.
Type of Offering: Non-Delayed
Date referred to in Section 5(h) after which the Partnership may offer or sell securities issued by the Partnership without the consent of the Representative(s): October 13, 2008
Modification of items to be covered by the letter from Grant Thornton LLP delivered pursuant to Section 6(f) at the Execution Time:
Schedule I-1

SCHEDULE II

Number of Underwritten
Underwriters	Securities to be Purchased
Citigroup Global Markets Inc.	1,472,500
Credit Suisse Securities (USA) LLC	1,472,500
Lehman Brothers Inc.	1,472,500
Wachovia Capital Markets, LLC	1,472,500
J.P. Morgan Securities Inc.	319,687
Merrill Lynch, Pierce, Fenner & Smith Incorporated	319,688
Morgan Stanley & Co. Incorporated	319,688
UBS Securities LLC	319,687
Deutsche Bank Securities Inc.	116,250
Morgan Keegan & Company, Inc.	116,250
Oppenheimer & Co. Inc.	116,250
RBC Capital Markets Corporation	116,250
Sanders Morris Harris Inc.	116,250
Total	7,750,000
Schedule II-1

SCHEDULE III

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware

Energy Transfer Partners GP, L.P.	Delaware

Energy Transfer Partners, L.P.	Delaware
Schedule III-1

SCHEDULE IV
Material Subsidiaries

Entity	Jurisdiction in which registered
La Grange Acquisition, L.P.	Texas

Heritage Operating, L.P.	Delaware

Heritage ETC, L.P.	Delaware

Energy Transfer Interstate Holdings, LLC	Delaware

Titan Energy GP, L.L.C.	Delaware

Titan Energy Partners, L.P.	Delaware

Transwestern Pipeline Company, LLC	Delaware

ETC Texas Pipeline, Ltd.	Texas

Oasis Pipe Line Company Texas L.P.	Texas

Energy Transfer Fuel, LP	Delaware

HPL Houston Pipe Line Company, LLC	Delaware

E T Fuel Pipeline, L.P.	Delaware
Schedule IV-1

SCHEDULE V
Schedule of Free Writing Prospectuses included in the Disclosure Package
Issuer Free Writing Prospectus dated July 15, 2008
Schedule V-1

SCHEDULE VI
•     Chalkley Transmission Company, Ltd., a Texas limited partnership
•     Energy Transfer del Peru S.R.L., a Peruvian limited liability company
•     Energy Transfer Fuel GP, LLC, a Delaware limited liability company
•     Energy Transfer Fuel, LP, a Delaware limited partnership
•     Energy Transfer International Holdings LLC, a Delaware limited liability company
•     Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company
•     Energy Transfer Mexicana, LLC, a Delaware limited liability company
•     Energy Transfer Peru LLC, a Delaware limited liability company
•     ET Company I, Ltd., a Texas limited partnership
•     ET Fuel Pipeline, L.P., a Delaware limited partnership
•     ETC Canyon Pipeline, LLC, a Delaware limited liability company
•     ETC Gas Company Ltd., a Texas limited partnership
•     ETC Katy Pipeline, Ltd., a Texas limited partnership
•     ETC Marketing, Ltd., a Texas limited partnership
•     ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company
•     ETC New Mexico Pipeline, L.P., a New Mexico limited partnership
•     ETC Northeastern Pipeline, LLC, a Delaware limited liability company
•     ETC Oasis GP, LLC a Texas limited liability company
•     ETC Oasis, L.P., a Delaware limited partnership
•     ETC Texas Pipeline, Ltd., a Texas limited partnership
•     ETC TransEastern Pipeline, LLC, a Delaware limited liability company
•     ETC Tiger Pipeline, LLC, a Delaware limited liability company
•     Five Dawaco, LLC, a Texas limited liability company
•     Heritage Energy Resources, L.L.C., an Oklahoma limited liability company
•     Heritage Energy Transfer Systems, L.L.C., a Delaware limited liability company
•     Heritage ETC GP, L.L.C., a Delaware limited liability company
•     Heritage ETC, L.P., a Delaware limited partnership
•     Heritage Holdings, Inc., a Delaware corporation
•     Heritage LP, Inc., a Delaware corporation
•     Heritage Operating L.P., a Delaware limited partnership
•     Heritage Service Corp., a Delaware corporation
•     Houston Pipe Line Company LP, a Delaware limited partnership
•     HP Houston Holdings, L.P., a Delaware limited partnership
•     HPL Asset Holdings LP, a Delaware limited partnership
•     HPL Consolidation LP, a Delaware limited partnership
•     HPL Gas Marketing LP, a Delaware limited partnership
•     HPL GP, LLC, a Delaware limited liability company
•     HPL Holdings GP, L.L.C., a Delaware limited liability company
•     HPL Houston Pipe Line Company, LLC, a Delaware limited liability company
•     HPL Leaseco LP, a Delaware limited partnership
•     HPL Resources Company LP, a Delaware limited partnership
•     HPL Storage GP LLC, a Delaware limited liability company
•     LA GP, LLC, a Texas limited liability company
•     La Grange Acquisition, L.P., a Texas limited partnership
Schedule VI-1

•     LG PL, LLC, a Texas limited liability company
•     LGM, LLC, a Texas limited liability company
•     M-P Oils Ltd., an Alberta, Canada corporation
•     Oasis Partner Company, a Delaware corporation
•     Oasis Pipe Line Company Texas, L.P., a Texas limited partnership
•     Oasis Pipe Line Company, a Delaware corporation
•     Oasis Pipe Line Finance Company, a Delaware corporation
•     Oasis Pipe Line Management Company, a Delaware corporation
•     Oasis Pipeline, L.P., a Texas limited partnership
•     Ranger Pipeline, L.P., a Texas limited partnership
•     TETC, LLC, a Texas limited liability company
•     Texas Energy Transfer Company, Ltd., a Texas limited partnership
•     Titan Energy GP, L.L.C., a Delaware limited liability company
•     Titan Energy Partners, L.P., a Delaware limited partnership
•     Titan Propane LLC, a Delaware limited partnership
•     Titan Propane Services, Inc., a Delaware corporation
•     Transwestern Pipeline Company, LLC, a Delaware limited liability company
•     United Propane Exchange, L.L.C., a Delaware limited liability company
•     Whiskey Bay Gathering Company, Ltd., a Texas limited partnership
•     Whiskey Bay Gas Company, a Texas limited partnership
Schedule VI-2

EXHIBIT A
Energy Transfer Partners, L.P.
Public Offering of Units
July 15, 2008
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Credit Suisse Securities (USA) LC
Eleven Madison Avenue
New York, NY 10010-3629
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Units”).
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with
Exhibit A

the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units or any securities convertible into or exercisable or exchangeable for Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) transfers required by law, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (e) transfers of Units by any holder of a Unit to any affiliate of the undersigned or any transferee in a private transaction with the undersigned, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Address:
Exhibit A

EXHIBIT A-1
LIST OF PARTIES SUBJECT TO LOCK-UPS

Name	Position

Energy Transfer Equity, L.P.
Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors
Mackie McCrea	President and Chief Operating Officer
William G. Powers	President — Propane
Martin Salinas	Chief Financial Officer
Jerry J. Langdon	Chief Administrative and Compliance Officer
Thomas P. Mason	General Counsel and Secretary
Ray C. Davis	Director
Bill W. Byrne	Director
David R. Albin	Director
Kenneth A. Hersh	Director
Paul E. Glaske	Director
K. Rick Turner	Director
Ted Collins, Jr.	Director
John W. McReynolds	Director
Michael Grimm	Director
John D. Harkey, Jr.	Director

Exhibit A-1

EXHIBIT B
OPINION OF VINSON & ELKINS L.L.P.
     (a) Each of the entities listed in Annex I hereto has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Registration Statement, the Disclosure Package and the Prospectus and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP LLC, to act as the general partner of the General Partner and (iii) in the case of the Partnership, to perform its obligations under the Underwriting Agreement.
     (b) The General Partner is the sole general partner of the Partnership and the General Partner owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (“Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (“Liens”) (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.
     (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership. The Partnership has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. All partnership action required to be taken by the Partnership or any of its security holders, partners or members for (a) the due and proper authorization, execution and delivery of the Underwriting Agreement and (b) the consummation of the transactions contemplated by the Underwriting Agreement has been duly and validly taken.
     (d) The Underwritten Securities have been duly and validly authorized and when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).
     (e) Assuming the due authorization, execution and delivery by each party thereto (other than the General Partner), the Partnership Agreement constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.
     (f) The equity securities of the Partnership, including the Units, conform in all material respects to the description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus.

Exhibit B-1

     (g) The Registration Statement was declared effective under the Act on December 11, 2007; to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B and Rule 430A under the Act.
     (h) The Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement, the Disclosure Package and the Prospectus, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder.
     (i) No approval, authorization, consent or order under any federal law, the laws of the State of New York, the Delaware LP Act or the Delaware LLC Act, or approval, authorization, consent of or filing with any New York governmental or regulatory commission, board, body, authority or agency, in each case as applicable to any of the ETP Entities or with any Delaware governmental or regulatory commission, board, body, authority or agency pursuant to the Delaware LP Act or the Delaware LLC Act, is required in connection with the issuance and sale of the Units pursuant to the Underwriting Agreement or with the consummation of the transactions contemplated by the Underwriting Agreement other than registration of the Units under the Act, which has been effected (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of the FINRA).
     (j) The execution, delivery and performance of the Underwriting Agreement by the Partnership, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the ETP Entities pursuant to) (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of the ETP Entities, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement, Prospectus or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Delaware LP Act, or (iv) any governmental decree, judgment or order applicable to the ETP Entities or any of their respective properties, which decree, judgment or order is identified to such counsel by any of the ETP Entities as being material to the ETP Entities as a whole, excluding those breaches, violations, defaults or liens, in the case of clause (ii), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the ETP Entities to perform its obligations under the Underwriting

Exhibit B-2

Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.
     (k) The Partnership, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     (l) The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Description of Units”, “Cash Distribution Policy” and “Material Income Tax Considerations”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (m) Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them
     We have participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although we do not pass upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent stated in paragraphs (l) and (m) above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the date of the Underwriting Agreement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no comment in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

Exhibit B-3

ANNEX I

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware

Energy Transfer Partners GP, L.P.	Delaware

Energy Transfer Partners, L.P.	Delaware

Exhibit B-4

EXHIBIT C
OPINION OF THOMAS P. MASON
     1. The limited partners of the Partnership existing immediately prior to the time of purchase will own 142,830,540 Units (the “Existing Units”), representing an approximate 98% limited partner interest in the Partnership.
     2. Each of the entities listed on Annex II hereto has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.
     3. Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     4. The Partnership has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding Units have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act). Except for rights that have been effectively complied with or waived, there are no preemptive rights and resale rights, rights of first refusal and similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any of the ETP Entities. None of the of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Underwriting Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the ETP Entities, other than as have been waived or complied with.
     5. Energy Transfer Equity, L.P. (“ETE”) owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act), free and clear of all liens, claims, charges or encumbrances (“Liens”) except Liens arising under the Credit Agreement, dated as of February 8, 2006 among ETE, Wachovia Bank, National Association, as administrative agent and the other agents and lenders named therein (the “ETE Credit Agreement”).

Exhibit C-1

     6. (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such General Partner’s general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; and (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus), free and clear of all Liens other than the Liens under the ETE Credit Agreement.
     7. (a) LA GP, LLC, a Texas limited liability company (“LA GP”), is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP LP Agreement; (b) the General Partner is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interest has been duly authorized and validly issued in accordance with the HOLP LP Agreement; (c) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the ETIH OLP LLC Agreement; (d) Titan GP is the sole general partner of Titan OLP, and such general partner interest has been duly authorized and validly issued in accordance with the Titan OLP LP Agreement; (e) LA GP, the General Partner and Titan GP own their general partner interests in ETC OLP, HOLP and Titan OLP, respectively, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP, the General Partner and Titan GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (f) Heritage ETC and Heritage LP are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (g) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (h) Heritage ETC is the sole limited partner of Titan OLP, with a 99.99% limited partner interest in Titan OLP; (i) the limited partner interests in the OLPs have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid and non-assessable; and (g) such limited partner interests are owned free and clear of all Liens (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage ETC and Heritage LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (y) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or Liens arising under the ETE Credit Agreement.

Exhibit C-2

     8. The Units are duly listed, and admitted and authorized for trading, on the NYSE.
     9. To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
     10. To the undersigned’s knowledge, (i) none of the ETP Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the ETP Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required.
     11. The Registration Statement, the Disclosure Package and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Disclosure Package and the Prospectus, as to which the undersigned expresses no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated in the Underwriting Agreement have been satisfied.
     The undersigned has participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with (a) the aggregate number of Units offered for sale pursuant to the Prospectus and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of as of the date of the Underwriting Agreement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the

Exhibit C-3

circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

Exhibit C-4

ANNEX I

Jurisdictions of Foreign
ETP Entities	Jurisdiction of Formation	Qualifications or Registration
Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming

Energy Transfer Partners, L.P.	Delaware	Oklahoma, Louisiana, New York (registered under ETP Partners LP)

Exhibit C-5

ANNEX II
Material Subsidiaries

Entity	Jurisdiction in which registered
La Grange Acquisition, L.P.	Texas

Heritage Operating, L.P.	Delaware

Heritage ETC, L.P.	Delaware

Energy Transfer Interstate Holdings, LLC	Delaware

Titan Energy GP, L.L.C.	Delaware

Titan Energy Partners, L.P.	Delaware

Transwestern Pipeline Company, LLC	Delaware

ETC Texas Pipeline, Ltd.	Texas

Oasis Pipe Line Company Texas L.P.	Texas

Energy Transfer Fuel, LP	Delaware

HPL Houston Pipe Line Company, LLC	Delaware

E T Fuel Pipeline, L.P.	Delaware

Exhibit C-6